Exhibit 10.14(a)

WILLIAM LYON HOMES

Amendment No. 1

to

Warrant to Purchase Shares of Class B Common Stock

THIS AMENDMENT NO. 1 TO WARRANT TO PURCHASE SHARES OF CLASS B COMMON STOCK (this “Amendment”) is entered into as of this          day of                 , 2013, by and between WILLIAM LYON HOMES, a Delaware corporation (the “Company”), and LYON SHAREHOLDER 2012, LLC, a Delaware limited liability company (“Holder”).

RECITALS:

WHEREAS, the Company and the Holder have entered into a securities purchase agreement dated as of February 25, 2012, pursuant to which the Company has issued to the Holder a warrant to purchase up to 15,737,294 shares (subject to adjustment) of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), of the Company (the “Original Warrant”); and

WHEREAS, in connection with a proposed common stock recapitalization and public offering of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), by the Company, the Company proposes to adopt a Third Amended and Restated Certificate of Incorporation (the “Amended Charter”), which Amended Charter, among other things, will alter certain rights of holders of the Class B Common Stock; and

WHEREAS, in connection with the common stock recapitalization and public offering of the Class A Common Stock and the adoption and effectiveness of the Amended Charter, the Company and the Holder desire to amend the terms of the Original Warrant solely to extend the expiration date of the Original Warrant to February 24, 2022; and

WHEREAS, Section 9.4 of the Original Warrant provides that the Original Warrant may be modified or amended with the written consent of the Company and the Majority Holders (as such term is defined in the Original Warrant); and

WHEREAS, as of the date hereof, the Holder is the holder of Warrants (as defined in the Original Warrant) exercisable for an amount in excess of 50% of the aggregate number of shares of Warrant Stock (as defined in the Original Warrant) purchasable upon exercise of all such Warrants, thereby causing the Holder to be the Majority Holder for purposes of the Original Warrant;

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Holder hereby consents and agrees as follows:

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1. Defined Terms. Unless the context otherwise requires, and except as expressly provided in Section 2 of this Amendment, below, all capitalized terms used in this Amendment without definition shall have the respective meanings given such terms in the Original Warrant.

2. Amendment to Defined Term: “Expiration Date”. The definition of “Expiration Date” in the Original Warrant is hereby amended and restated to read in its entirety and for all purposes of the Original Warrant as follows:

‘ “Expiration Date” shall mean February 24, 2022. ’

3. Effect of Amendment. This Amendment shall not constitute or be deemed or construed to constitute an amendment to any provisions of the Original Warrant other than as set forth in Section 2 of this Amendment. The provisions of the Original Warrant, as amended by this Amendment, shall otherwise continue in full force and effect.

IN WITNESS WHEREOF, the Company and the Holder have each caused this Amendment to be duly executed and delivered as of the date first written above.

“COMPANY” WILLIAM LYON HOMES, a Delaware corporation

By:
Matthew R. Zaist President and Chief Operating Officer

“HOLDER” LYON SHAREHOLDER 2012, LLC a Delaware limited liability company

By:
William H. Lyon Manager

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